PIPER & MARBURY                     WASHINGTON
                                   L.L.P.                          NEW YORK
                             CHARLES CENTER SOUTH                  PHILADELPHIA
                            36 SOUTH CHARLES STREET                EASTON
                         BALTIMORE, MARYLAND 21201-3018
                                410-539-2530
                             FAX: 410-539-0489


                                  May 11, 1998


Health and Retirement Properties Trust
400 Centre Street
Newton, Massachusetts  02158
Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts  02109


                  Re:      Registration Statement on Form S-3 of
                           Health and Retirement Properties Trust_


Ladies and Gentlemen:

         We have acted as special Maryland counsel to Health and Retirement Properties Trust, a Maryland real estate investment trust (the "Company"), with respect to the contemplated issuance by the Company from time to time of up to 5,126,296 common shares of beneficial interest, $.01 par value, of the Company (the "Shares") under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement of the Company filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) promulgated under the Act (the "Registration Statement").

     In our capacity as Maryland counsel, we have reviewed the following:

     (a) The Declaration of Trust of the Company certified by an officer of the Company, as amended to date (the "Declaration of Trust");

     (b) A copy of the By-laws of the Company certified by an officer of the Company, as in effect on the date hereof (the "By-laws");

     (c) The Registration Statement;

     (d) Certified resolutions of the Board of Trustees of the Company authorizing the issuance of the Shares and the Registration Statement;

     (e) A good standing certificate for the Company, of recent date, issued by the Maryland State Department of Assessments and Taxation;

     (f) An Officer's Certificate of the Company dated as of the date hereof as to certain factual matters (the "Officer's Certificate"); and

     (g) Such other documents as we have considered necessary to the rendering of the opinions expressed below. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies and that all public records received are accurate and complete. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Officer's Certificate. We further assume that prior to the issuance of any Shares, there will exist, under the Declaration of Trust, the requisite number of authorized but unissued Shares.

     On the basis of the foregoing we are of the opinion that:

     1. The Company has been duly formed and is validly existing in good standing as a real estate investment trust under the laws of the State of Maryland.

     2. When (i) the Shares have been duly and properly authorized for issuance and (ii) the Shares have been duly issued, sold and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, the Shares will be validly issued, fully paid and nonassessable.

     The foregoing opinions are limited to the laws of the State of Maryland, exclusive of securities or "blue sky" laws. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof. We hereby consent to the filing of this opinion as
Exhibit 5 to the Registration Statement and to the reference to our firm in the Registration Statement.



                                                               Very truly yours,